EXHIBIT 1


                     STOCK PURCHASE, SETTLEMENT AND RELEASE AGREEMENT

      THIS STOCK PURCHASE, SETTLEMENT AND RELEASE AGREEMENT (this "AGREEMENT"), dated as of April 8, 1999, is by and among Carl R. Moore, Thomas F. "Fred" Moore and Roy J. Moore, (such individuals are collectively referred to as the "Purchasers"), T.W. Moore and Betty Moore (such individuals together with the Purchasers are sometimes collectively referred to as the "Moores"), FWT Acquisition, Inc., a Delaware corporation (the "Seller"), FWT, Inc., a Texas corporation (the "Company") and Baker Communications Fund, L.P., a Delaware limited partnership ("Baker Fund").

                             PRELIMINARY STATEMENTS

      A. Each of the Seller, the Company and the Moores entered into that certain Stock Purchase and Redemption Agreement, dated as of November 12, 1997 (together with the Schedules, Annex and Exhibits thereto, the "1997 Purchase Agreement"). Capitalized terms used in this Agreement, but not otherwise defined, will have the meanings ascribed thereto in the 1997 Purchase Agreement.

      B. After giving effect to the Closing Transactions under the 1997 Purchase Agreement and prior to giving effect to the transactions contemplated herein, the Purchasers owned an aggregate of 27.2283 shares of the Company's common stock, par value $10.00 per share ("Common Stock"), representing 19.99995593% of the outstanding Common Stock of the Company, and the Seller owned 108.9135 shares of Common Stock, representing 80.00004407% of the outstanding Common Stock of the Company.

      C. The Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from the Seller, 108.9135 shares of Common Stock.

      D. The Seller is willing to relinquish and waive any claims or rights which the Seller has, or in the future may have, to all amounts currently held in escrow in accordance with the Terms of the 1997 Purchase Agreement (the "Released Amount") in order to make $7,000,000 available as promptly as practicable to the Company in exchange for the Company's release of any claims it may have against the Seller or Baker Fund,

      E. The Company desires to receive such $7,000,000 and is willing to release any claims it may have against the Seller or Baker Fund in exchange therefor.

      F. The parties hereto desire to settle all claims with respect to the matters set forth herein and desire to enter into this Agreement to effect such settlement.

      G. Upon the terms and conditions set forth in this Agreement, the parties have simultaneously executed this Agreement and effected the transactions described herein.

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                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing preliminary statements and the terms and conditions of this Agreement, and other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

                                   ARTICLE I.
                         PURCHASE AND SALE OF SECURITIES

            Section 1.1 CLOSING. On the date hereof (the "CLOSING DATE"), the parties have executed and delivered, or have caused to be executed and delivered, this Agreement and each of the agreements and documents listed in
Section 1.4 (such agreements and documents delivered pursuant to Section 1.4 are collectively referred to as the "Ancillary Agreements") and have consummated each of the other transactions described in this Article I (the "CLOSING").

            Section 1.2 STOCK PURCHASE TRANSACTIONS. The Purchasers shall purchase an aggregate of 108.9135 shares of Common Stock representing all of the shares of Common Stock owned by the Seller (the "Purchased Shares") from the Seller for an aggregate cash consideration paid at Closing of $1. The Purchased Shares shall be allocated among the Purchasers as set forth on Schedule I hereto.

            The Seller shall deliver to the Purchasers the certificates representing the Purchased Shares held by it duly endorsed for transfer. After giving effect to the purchase of the Purchased Shares the Purchasers shall hold
136.1418 shares of Common Stock, representing 100% of the outstanding Common Stock.

            Section 1.3 TERMINATION OF ALL AGREEMENTS, ARRANGEMENTS AND UNDERSTANDINGS.

            (a) TERMINATION OF SHAREHOLDERS' AGREEMENT. Each of the Seller, the Purchasers, the Company and Baker Fund (i) hereby terminates that certain Shareholders' Agreement, dated as of November 12, 1997, among the Seller, the Purchasers, the Company, and, for the limited purposes set forth therein, Baker Fund (the "SHAREHOLDERS' Agreement") and (ii) acknowledges and agrees that the Shareholders' Agreement is without further force and effect.

            (b) TERMINATION OF REGISTRATION RIGHTS AGREEMENT. Each of the Seller, the Company and the Purchasers (i) hereby terminates that certain Registration Rights Agreement, dated as of November 12, 1997, among the Seller, the Purchasers and the Company (the "REGISTRATION RIGHTS AGREEMENT") and (ii) acknowledges and agrees that the Registration Rights Agreement is without further force and effect.

            (c) TERMINATION OF THE ESCROW AGREEMENT. Each of the Moores and the Seller acknowledges that that certain Escrow Agreement, dated November 12, 1997, among the Seller, each of the Moores and U.S. Trust Company of Texas, N.A. (the "ESCROW Agent"), is terminated and rendered without force and effect pursuant to and except as otherwise provided in the Escrow Instructions (as such term is defined below).

            (d) TERMINATION OF ALL ARRANGEMENTS. Each of the Moores, the Seller, the Company and Baker Fund acknowledges and agrees that, except as expressly provided for in this Agreement and the Ancillary Agreements, (i) any and all agreements (including those set forth above in this Section 1.3), arrangements and understandings, both written and oral, between or among any of the Moores, the Seller, the Company or Baker Fund are hereby terminated and without any further force and effect and (ii) no agreements, arrangements or understandings, either written or oral, exist between or among any of the Moores, the Seller, the Company or Baker Fund.

            Section 1.4 EXECUTION OF ANCILLARY AGREEMENTS.

            (a) ESCROW INSTRUCTIONS AND TERMINATION AGREEMENT. Each of the Moores and the Seller has executed and delivered to the Escrow Agent the escrow instructions and termination agreement in the form attached as Schedule II hereto (the "ESCROW Instructions").

            (b) RESIGNATION FROM COMPANY'S BOARD OF DIRECTORS. The Seller has delivered to the Company a written notice of resignation from the Company's board of directors executed by each of John C. Baker, Edward W. Scott and Lawrence A. Bettino (the "FORMER DIRECTORS") effective as of the Closing Date.

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                                   ARTICLE II
                          CERTAIN RELEASES AND WAIVERS

            Section 2.1 RELEASE AND RESERVATION OF SPECIFIED OBLIGATIONS BY THE SELLER AND BAKER FUND.

            (a) RELEASE OF SPECIFIED OBLIGATIONS. Subject to the provisions of
Section 2.1(b), the Seller and Baker Fund, on behalf of themselves and their respective Affiliates and their Affiliates' respective successors, assigns and transferees, hereby releases, acquits and forever discharges each of the Moores and their respective Affiliates and their respective heirs, legal administrators, successors, assigns and transferees (collectively, the "MOORE RELEASED PARTIES"), of and from any and all obligations, claims, demands, liabilities, suits or causes of action of any kind whatsoever, whether known or unknown, at common law or by statute or otherwise (except for any obligations, claims, demands, liabilities, suits or causes of action arising out of or under this Agreement or the Ancillary Agreements), which the Seller or Baker Fund or their respective Affiliates or their Affiliates' respective successors, assigns or transferees has or may have or may hereafter claim to have, against a Moore Released Party relating to the following (together, the "MOORE OBLIGATIONS");

                (i) any inaccuracy in any representation or warranty of the company or any of the Moores under the 1997 Purchase Agreement or in any Closing Document (as such term is defined in the 1997 Purchase Agreement);

                (ii) any failure to perform or observe any covenant or agreement to be performed by the Company or any of the Moores set forth in the 1997 Purchase Agreement, any Closing Document or any document delivered to the Seller pursuant to the 1997 Purchase Agreement; and

                (iii) any actions or omissions occurring prior to the Closing Date by any of the Moore Released Parties with respect to the operation or business of the Company:

                and, subject to the provisions of Section 2.1(b), each of the Seller and Baker Fund on behalf of themselves and their respective Affiliates and their and their Affiliates' successors, assigns and transferees covenants not to sue any of the Moore Released Parties under any municipal, local, state or federal law. common or statutory, for any actions or omissions whatsoever with regard to the satisfaction of all obligations relating to the Moore Obligations.

            (b) RESERVATION OF SPECIFIED OBLIGATIONS. Nothing contained in this Agreement will constitute a release, acquittal or discharge of any claims or a covenant not to sue on any claims which the Seller or Baker Fund, or any Affiliate of the Seller or Baker Fund, has or may hereafter have if any claims or lawsuits are asserted by any party, including the Company and its Subsidiaries but excluding the Moore Released Parties (other than the Company and its subsidiaries) and such claims or lawsuits arise out of or relate to the Company, including without limitation, in connection with the Company's 9-7/8% Senior Subordinated Notes due 2007 or the Company's indebtedness for borrowed money (collectively, the "RELEVANT CLAIMS"), in which case nothing in this Agreement will restrict the ability of the Seller or Baker Fund, or any Affiliate of the Seller or Baker Fund, to pursue any claim against the Moore Released Parties.


            Section 2.2 RELEASE AND RESERVATION OF SPECIFIED OBLIGATIONS BY THE MOORES.

            (a) RELEASE OF SPECIFIED OBLIGATIONS. Subject to the provisions of
Section 2.2(b), each of the Moores, on behalf of themselves and their respective Affiliates (other than the Company and its subsidiaries) and their Affiliates' respective legal administrators, successors, assigns and transferees, hereby releases, acquits and forever discharges the Seller, Baker Fund, their respective Affiliates and their respective officers, directors, shareholders, partners, employees, agents, successors, assigns and transferees (collectively, the "SELLER RELEASED PARTIES"), of and from any and all obligations, claims, demands, liabilities, suits or causes of action of any kind whatsoever, whether known or unknown, at common law or by statute or otherwise (except for any obligations, claims, demands, liabilities, suits or causes of action arising out of or under this Agreement or the Ancillary Agreements), which any of the Moores or their respective Affiliates (other than the Company and its subsidiaries) or their or their Affiliates' respective legal administrators, successors, assigns or transferees has or may have or may hereafter claim to have, against a Seller Released Party relating to the following (together, the "SELLER OBLIGATIONS"):

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                  (i) any inaccuracy in any representation or warranty of the
Seller under the 1997 Purchase Agreement or in any Closing Document (as such term is defined in the 1997 Purchase Agreement);

                  (ii) any failure to perform or observe any covenant or agreement to be performed by the Seller set forth in the 1997 Purchase Agreement, any Closing Document or any document delivered to the Company or the Moores pursuant to the 1997 Purchase Agreement; and

                  (iii) any actions or omissions occurring prior to the Closing Date by any of the Seller Released Parties with respect to the operation or business of the Company;

and, subject to the provisions of Sec.6. on 2.2(b), each of the Moores, on behalf of themselves and their respective Affiliates (other than the Company and its subsidiaries) and their and their Affiliates' respective legal administrators, successors, assigns and transferees, covenants not to sue any of the Seller Released Parties under any municipal, local, state or federal law, common or statutory, for any actions or omissions whatsoever with regard to the satisfaction of all obligations relating to the Seller Obligations.

            (b) RESERVATION OF SPECIFIED OBLIGATIONS. Nothing contained in this Agreement will constitute a release, acquittal or discharge of any claims or a covenant not to sue on any claims which any of Moores, or any Affiliate of the Moores (other than the Company and its subsidiaries), has or may hereafter have if any claims or lawsuits are asserted by any party other than the Seller Released Parties arising out of or relating to the Relevant Claims, in which case nothing in this Agreement will restrict the ability of the Moores, or any Affiliate of the Moores (other than the Company and its subsidiaries), to pursue any claim against the Seller Released Parties.

      Section 2.3 RELEASE OF SPECIFIED OBLIGATIONS BY THE COMPANY. The Company, on behalf of itself and its Affiliates (other than the Moores) and its and its Affiliates' respective legal administrators, successors, assigns and transferees, hereby releases, acquits and forever discharges the Moore Released Parties and the Seller Released Parties of and from any and all obligations, claims, demands, liabilities, suits or causes of action of any kind whatsoever, whether know or unknown, at common law or by statute or otherwise (except for any obligations, claims, demands,' liabilities, suits or causes of action arising out of or under this Agreement), which the Company or its Affiliates (other than the Moores) or its or its Affiliates' respective legal administrators, successors, assigns or transferees has or may have or may hereafter claim to have, against a Moore Released Party or a Seller Released Party relating to the following (together, the "ADDITIONAL OBLIGATIONS"):

                  (i) any inaccuracy in any representation or warranty of the Moores or the Seller under the 1997 Purchase Agreement or in any Closing Document (as such term is defined in the 1997 Purchase Agreement);

                  (ii) any failure to perform or observe any covenant or agreement to be performed by the Moores or the Seller set forth in the 1997 Purchase Agreement. any Closing Document or any document delivered to the Company pursuant to the 1997 Purchase Agreement; and

                   (iii) any actions or omissions occurring prior to the Closing Date by any of the Moore Released Parties or the Seller Released Parties with respect to the operation or business of the Company; and the Company, on behalf of itself and its Affiliates (other than the Moores) and its and its Affiliates' respective legal administrators, successors, assigns and transferees, covenants not to sue any of the Moore Related Parties or the Seller Released parties under any municipal, local, state or federal law, common or statutory, for any acts or omissions whatsoever with regard to the satisfaction of all obligations relating to the Additional Obligations.

      Section 2.4 RIGHT TO OFFICER AND DIRECTOR INDEMNIFICATION. Nothing contained in this Agreement will constitute a release, acquittal or discharge of any claims of the Former Directors for indemnification by Company of its officers and directors to the extent that such right to indemnification as an officer or director of Company existed on or before the date hereof; PROVIDED, HOWEVER, that nothing in this Section 2.4 will be deemed (a) to expand or increase Company's obligation to indemnify the Former Directors in their capacity as an officer or director of Company and (b) to affect or diminish in any way Company's fight to contest a claim by the Former Directors for indemnification as an officer or director of Company based upon a fact, circumstance or defense existing on or prior to the date of this Agreement or arising after the date hereof.

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      Section 2.5 CERTAIN WAIVERS BY THE COMPANY, THE MOORES, THE SELLER AND
BAKER FUND. The Company, the Moores, Seller and Baker Fund hereby acknowledge that the law firm of Akin, Gump, Strauss, Hanar & Feld, L.L.P. ("AGSH&F") has provided in the past, currently provides and may in the future provide legal representation past, current or future to both Baker Fund and its Affiliates, as well as the Company. Each of the Company, the Seller and Baker Fund hereby waive any and all conflicts of interest as a result of AGSH&F's past, current or future legal representation of Baker Fund and its Affiliates, on the one hand, and its legal representation of the Company, on the other hand. The Moores hereby waive any and all conflicts of interest as a result of AGSH&F's future legal representation of Baker Fund and its Affiliates, on the one hand, and its future legal representation of the Company, on the other hand. In the event a conflict of interest arises in the future with respect to AGSH&F's legal representation of the Company, on the one hand, and Baker Fund and its Affiliates, on the other hand, each of the Company, the Moores, the Seller and Baker Fund hereby consent to AGSH&F's withdrawal from its legal representation of the Company and its continued legal representation of Baker fund and its Affiliates.

                             ARTICLE III. COVENANTS

            The Company and the Moores jointly and severally covenant to the Seller and Baker Fund as follows:

      Section 3.1 AMENDMENT OF CREDIT AGREEMENT. Neither the Company nor the Moores shall, without the prior written consent of Baker Fund, amend, modify or take any action, including, without limitation, any assignment or transfer, of that certain Credit Agreement, dated as of November 12, 1997, as amended, by and among the Company, the financial institutions listed on the signature pages thereof and BT Commercial Corporation, as agent for the lenders (the "BT CREDIT AGREEMENT"), or any agreement relating to or entered into in connection with the BT Credit Agreement, which could in the reasonable opinion of Baker Fund directly or indirectly adversely affect Baker Fund's rights or obligations or otherwise increase the exposure of the Baker Fund under that certain Guaranty, dated January 20, 1999, by Baker Fund in favor of the lenders under the BT Credit Agreement.

      Section 3.2 ADDITIONAL CAPITAL. The Company shall use its best efforts to continue the search initiated by the Board of Directors and senior management of the Company prior to the date hereof to locate new working capital and lenders capable and willing to provide sufficient funding to allow the Company to continue its operations.

      Section 3.3 RELEASED AMOUNT. At the Closing an Affiliate of one or more of the Moores shall lend or contribute to the Company, substantially on the terms set forth in Schedule III hereto, $7,000,000, by wire transfer of immediately available federal funds. The Company shall use a portion of the proceeds of such financing to pay in full any and all amounts owing to the lenders pursuant to the BT Credit Agreement and any agreement relating to or entered into in connection therewith by May 5, 1999, or such earlier date as may be required by such lenders.

      Section 3.4 LEGAL ASSISTANCE; CERTAIN INFORMATION. Each of the Company and the Moores shall (i) provide the Seller and/or Baker Fund with such legal assistance (at no out-of-pocket expense to the Company or the Moores) as shall be reasonably requested by the Seller and/or Baker Fund in connection with any Relevant Claims, (ii) keep the Seller and Baker Fund or their designated representative fully informed on a weekly basis as to the status of any and all negotiations, discussions, agreements or arrangements with the holders of the Relevant Claims. and (iii) provide the Seller, Baker Fund and their respective representatives with access to any and all other information in the possession or under the control of the Moores or the Company deemed relevant by the Seller or Baker Fund.

      Section 3.5 RESIGNATIONS FROM BOARD OF DIRECTORS. The Company hereby accepts the letters of resignation from the Board of Directors of the Company referred to in Section 1.4(b).

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE MOORES

      Each of the Moores, severally but not jointly, hereby represents and warrants to the Seller, Baker Fund and the Company that the statements made in this Article IV were true, correct and complete immediately prior to the consummation of the Closing.

      Section 4.1 CAPACITY OF THE PURCHASERS. Each of the Moores is an individual which possesses the requisite legal

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capacity and the right to execute, deliver and perform this Agreement and each
Ancillary Agreement to which such person ix a party, without obtaining any approval or giving any notice.

      Section 4.2 EXECUTION, DELIVERY AND ENFORCEABILITY. Each of the Moores has duly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and each such agreement constitutes a valid, legal and binding obligation of such person, enforceable against such person in accordance with its terms.

      Section 4.3 CONSENTS. Each of the Moores' execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party does not require such person to obtain any approval or consent from, make any filing with, or give any notice to any Person.

      Section 4.4 CONFLICTS. Each of the Moores' execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party does not directly or indirectly breach or violate any applicable Order, agreement or contract to which any of the Purchasers or any of their assets is subject or bound.

      Section 4.5 NO PROHIBITIONS. Each of the Moores' execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party does not violate any material Applicable Law, and no Lawsuit before any court or other Governmental Authority is pending or, to such person's knowledge, threatened that could prohibit any of the Purchasers from consummating any of the transactions contemplated by this Agreement or any Ancillary Agreement.

      Section 4.6 CERTAIN PROTECTION. Other than the stock purchase and the loan to the Company contemplated hereby and the services which certain of the Moores have agreed to provide to the Company, none of the Moores has 'taken any action on or prior to the date hereof in connection with any Relevant Claims, as a result of which any of the Moore Released Parties is or could become entitled to any release, protection or other benefit. None of the Moores has received or is a party to any release, agreement to release or agreement to provide protection or other benefit to any of the Moores as of the date hereof relating to the matters contemplated hereby.

                                   ARTICLE V.
               REPRESENTATIONS AND WARRANTIES OF THE SELLER AND BAKER FUND

      Each of the Seller and Baker Fund, for and on behalf of itself only, hereby represents and warrants to each of the Moores and the Company that the statements made in this Article V were true. correct and complete immediately prior to the consummation of the Closing.

      Section 5.1 ORGANIZATION. The Sellor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Baker Fund is a limited partnership duly organized and validly existing under the laws of the State of Delaware.

      Section 5.2 POWER AND AUTHORITY. Each of the Seller and Baker Fund possesses the requisite power and authority to execute deliver and perform this Agreement and each Ancillary Agreement to which it is a party, without obtaining any approval or giving any notice, other than approvals or notices properly obtained prior to the execution hereof.

      Section 5.3 EXECUTION, DELIVERY AND ENFORCEABILITY. Each of the Seller and Baker Fund has duly authorized, executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and each such agreement constitutes a valid, legal and binding obligation of such pony, enforceable against such a party in accordance with its terms, subject to any Law Affecting Creditors' Rights.

      Section 5.4 CONSENTS. Each of the Seller's and Baker Fund's execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party does not require such party to obtain any approval or consent from, make any filing with, or give any notice to any Person, other than approvals, consents or notices properly obtained prior to the execution hereof.

      Section 5.5 CONFLICTS. Each of the Seller's and Baker Fund's execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party will not directly or indirectly breach or violate any applicable Order agreement or contract to which such party or any of its assets is subject or bound.

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      Section 5.6 NO PROHIBITIONS. Each of the Seller's and Baker Fund's
execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party will not violate any material Applicable Law, and no lawsuit before any court or other Governmental Authority is pending or, to such party's knowledge, threatened that could prohibit such party from consummating the transactions contemplated by this Agreement or may Ancillary Agreement.

      Section 5.7 NO BROKER. Neither the Seller nor Baker Fund has any obligation or liability to any broker, finder or other Person for any broker or similar services with respect to the transactions contemplated hereby.

      Section 5.8 SHARES. All the Purchased Shares have been validly authorized and issued, are fully paid and nonassessable, and were not issued in breach or violation of any Applicable Law, Contract or contractual or statutory preemptive rights. Except as set forth in the Shareholders Agreement, no restrictions exist upon the transfer of the Purchased Shares and the certificates representing the Purchased Shares do not contain any legends indicating the existence of any such restrictions, other than restrictions under applicable securities laws.

      Section 5.9 OWNERSHIP OF THE SHARES. All the Purchased Shares have been transferred free and clear of all Liens other than restrictions on transfer arising under applicable securities laws, and the Purchased Shares constitute all of the Seller's ownership interests in Company. Upon consummation of the transactions contemplated herein, the Seller will not hold, directly or indirectly, any securities (including debt securities) of Company or its affiliates.


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                                   ARTICLE VI.
                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Seller, Baker Fund and each of the Moores that the statements made in this Article VI were true, correct and complete immediately prior to the consummation of the Closing.

      Section 6.1 ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

      Section 6.2 POWER AND AUTHORITY. The Company possesses the requisite power and authority to execute, deliver and perform this Agreement without obtaining any approval or giving any notice, other than approvals or notices properly obtained prior to the execution hereof.

      Section 6.3 EXECUTION, DELIVERY AND ENFORCEABILITY. The Company has duly authorized, executed and delivered this Agreement, and this Agreement constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any law Affecting Creditors' Rights.

      Section 6.4 CONSENTS. The Company's execution, delivery and performance of this Agreement does not require the Company to obtain any approval or consent from, make any filing with, or give any notice to any Person, other than approvals, consents or notices properly obtained prior to the execution hereof.

      Section 6.5 CONFLICTS. The Company's execution, delivery and performance of this Agreement will not directly or indirectly breach or violate any applicable Order, agreement or contract to which the Company or any of its assets is subject or bound.

      Section 6.6 NO PROHIBITIONS. The Company's execution, delivery and performance of this Agreement will not violate any material Applicable Law, and no lawsuit before any court or other Governmental Authority is pending or, to the Company's knowledge, threatened that could prohibit the Company from consummating the transactions contemplated by this Agreement.

      Section 6.7 NO BROKER. The Company does not have any obligation or liability to any broker, finder or other Person for any broker or similar services with respect to the transactions contemplated hereby.

                                  ARTICLE VII.
                                     GENERAL

      Section 7.1 AMENDMENT. No amendment to this Agreement will be effective unless in a writing signed by each of the parties.

      Section 7.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine, If a party transmits its signature page by a facsimile machine, such party will promptly thereafter deliver an originally executed signature page to the other parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality or enforceability of this Agreement.

      Section 7.3 ENTIRE AGREEMENT. This Agreement, together with the Ancillary Agreements, constitute the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

      Section 7.4 GOVERNING LAW. This Agreement will be governed by the laws of the State of New York, regardless of the laws that might otherwise govern under the conflicts of laws principles of the State of New York.

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      Section 7.5 NO THIRD PARTY BENEFICIARIES. Except as expressly stated in this Agreement, this Agreement is solely for the benefit of the parties and no other Person will have any right, interest or claim under this Agreement.

      Section 7.6 NOTICE. All claims, consents, designations, notices, waivers and other communications in connection with this Agreement or any Ancillary Agreement will be in writing and delivered in accordance with Section 9.9 of the 1997 Purchase Agreement.

      Section 7.7 REPRESENTATION BY LOYAL COUNSEL. Each party is a sophisticated Person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement and the Ancillary Agreements. All costs and expenses of such representation will be borne by the parties incurring such costs and expenses.

      Section 7.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. Any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

      Section 7.9 SUCCESSORS. This Agreement will be binding upon and will inure to the benefit of each party and its heirs, legal representatives, and successors, provided that this section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment or other transfer is not otherwise permitted under this Agreement.

      Section 7.10 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

      Section 7.11 WAIVER. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision.

      Section 7.12 FURTHER ASSURANCES. Subject to the other terms and conditions of this Agreement, at any time and from time to time after the Closing, each party will execute and deliver all instruments and documents and take all other action that any other party may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement.

      Section 7.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties hereto will be entitled to specific performance of the obligations of any other party under this Agreement or the Ancillary Agreements without the showing of economic loss and without any bond or other security being required. Each of the parties hereto (severally and not jointly) agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and each hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                          [SIGNATURES ON THE NEXT PAGE]

      1N WITNESS WHEREOF, each party has executed and delivered, or has caused a duly authorized Person to execute and deliver, this Agreement to be effective as of the Closing Date.

SELLER:                                FWT ACQUISITION, INC.

PURCHASERS:                            /S/ JOHN C. BAKER
                                       JOHN C. BAKER
                                       CHAIRMAN OF THE BOARD AND PRESIDENT


                                       /S/ CARL R. MOORE
                                       CARL R. MOORE, IN HIS INDIVIDUAL CAPACITY


                                       /S/THOMAS P "FRED" MOORE
                                       THOMAS P "FRED" MOORE, IN HIS INDIVIDUAL
                                       CAPACITY


                                       /S/ ROY J. MOORE
                                       ROY J. MOORE, IN HIS INDIVIDUAL CAPACITY


                                       /S/ T.W. MOORE
                                       T.W. MOORE, IN HIS INDIVIDUAL CAPACITY


                                       /S/ BETTY MOORE
                                       BETTY MOORE, IN HER INDIVIDUAL CAPACITY

BAKER:                                 BAKER COMMUNICATIONS FUND, L.P.
                                       BY: BAKER CAPITAL PARTNERS, LLC
                                       TITLE: GENERAL PARTNER

                                       BY: /S/JOHN C. BAKER
                                             JOHN C. BAKER, MANAGER

COMPANY:                               FWT, INC.

                                       BY:/S/ JOHN BAKER
                                             NAME:  JOHN BAKER
                                             TITLE:   CHAIRMAN

      IN WITNESS WHEREOF, each party has executed and delivered, or has caused a duly authorized Person to execute and deliver, this Agreement to be effective as of the Closing Date.

SELLER:                                FWT ACQUISITION, INC.

                                       /S/ JOHN C. BAKER
                                       JOHN C. BAKER
                                       CHAIRMAN OF THE BOARD AND PRESIDENT


PURCHASER:                             /S/ CARL R. MOORE
                                       CARL R. MOORE, IN HIS INDIVIDUAL CAPACITY


                                       /S/ THOMAS P. "FRED" MOORE
                                       THOMAS P "FRED" MOORE, IN HIS INDIVIDUAL
                                       CAPACITY


                                       /S/ ROY J.  MOORE
                                       ROY J. MOORE, IN HIS INDIVIDUAL CAPACITY


                                       /S/ T.W.  MOORE
                                       T.W. MOORE, IN HIS INDIVIDUAL CAPACITY


                                       /S/ BETTY MOORE
                                       BETTY MOORE, IN HER INDIVIDUAL CAPACITY

BAKER:                                 BAKER COMMUNICATIONS FUND, L.P.
                                       BY:  BAKER CAPITAL PARTNERS, LLC
                                       TITLE:  GENERAL PARTNER

                                       BY: /S/ JOHN C. BAKER
                                               JOHN C. BAKER, MANAGER

BAKER:                                 FWT, INC.
                                       BY:
                                              NAME:
                                              TITLE:

                                   SCHEDULE I

                         ALLOCATION OF PURCHASED SHARES

PURCHASER                                                   ALLOCATION

Carl R, Moore                                                     33.3%

Thomas F. "Fred" Moore                                            33.3%

Roy J. Moore                                                      33.3%

                                   SCHEDULE II

                      ESCROW INSTRUCTIONS AND TERMINATION AGREEMENT

      THIS ESCROW INSTRUCTIONS AND TERMINATION AGREEMENT (this "AGREEMENT"), dated as of April 8, 1999 (the "CLOSING DATE"), by and among Carl R. Moore, Thomas F. "Fred" Moore, Roy J. Moore, T. W. Moore and Betty Moore (such individuals are sometimes collectively referred to as the "MOORES,"), FWT Acquisition, Inc., a Delaware corporation (the "SELLER") and U.S. Trust Company of Texas, N.A., as escrow agent ("ESCROW AGENT"). The Moores, the Seller and the Escrow Agent are sometimes collectively referred to as the "PARTIES," and individually referred to as a "PARTY."

                             PRELIMINARY STATEMENTS

      A. Each of the Moores, the Seller and FWT, Inc., a Texas corporation (the "COMPANY") are parties to that certain Stock Purchase and Redemption Agreement, dated as of November 12, 1997, among the Moores, the Seller and certain other parties (the "I997 PURCHASE AGREEMENT").

      B. In connection with the 1997 Purchase Agreement, the Parties entered into that certain Escrow Agreement, dated as of November 12, 1997 (the "ESCROW AGREEMENT").

      C. Each of the Moores and the Seller have determined a mutually acceptable distribution of the Escrow Assets (the "RELEASED AMOUNT") in settlement of their respective obligations under the 1997 Purchase Agreement and in consideration of the transactions set forth in that certain Stock Purchase, Settlement and Release Agreement, dated as of the Closing Date, among the Moores, the Seller, the Company, and Baker Communications Fund, L.P. (the "STOCK PURCHASE AGREEMENT").

      D. Each of the Moores and the Seller desire to instruct the Escrow Agent to make such distribution of the Released Amount and terminate the Escrow Agreement.

      E. Capitalized terms used in this Agreement, but not otherwise defined, will have the meanings ascribed in the Escrow Agreement.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing preliminary statements and the terms and conditions of this Agreement, and other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, now agree as follows:

                                   ARTICLE I.
                 ADJUSTMENTS UNDER THE 1997 PURCHASE AGREEMENT;
                   TERMINATION OF ESCROW ACCOUNT AND AGREEMENT

      Section 1.1 AGGREGATE CONSIDERATION AND ADJUSTMENTS. The Parties hereby agree that all of the Parties' respective obligations resulting from or contained in Article II of the 1997 Purchase Agreement will be satisfied in full upon the execution and delivery of this Agreement and distribution of the Released Amount in accordance with the instructions contained herein.

      Section 1.2 EFFECT OF DISTRIBUTION OF THE RELEASED AMOUNT: TERMINATION OF THE ESCROW AGREEMENT. Upon distribution of the Released Amount as provided herein, the Escrow Account will be deemed closed and the Escrow Agreement will be deemed terminated; PROVIDED, however, that any additional funds, including earnings on the Released Amount, received in the Escrow Account after the Closing Date shall be paid in accordance with Section 2.1 hereof; provided, further, that the terms of Section 3.5 of the Escrow Agreement will survive.

                                   ARTICLE II.
                          INSTRUCTIONS TO ESCROW AGENT

      Section 2.1 DISTRIBUTION OF THE RELEASED AMOUNT. In consideration of the settlement of their respective obligations under the 1997 Purchase Agreement and in consideration of the other transactions set forth in the Stock Purchase Agreement, each of the Moores and the Seller hereby jointly instruct the Escrow Agent to distribute the Released Amount, and any additional funds, including earnings on the Released Amount, received in the Escrow Account after the Closing Date to the account of the Moores as set forth on Schedule I hereto.

      Section 2.2 ESCROW FEES. Any and all fees payable pursuant to the terms of the Escrow Agreement will be satisfied immediately prior to the distribution described in Section 2.1 above.

                           ARTICLE III. MISCELLANEOUS

      Section 3.1 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will for all purposes be deemed to be an original and all of which when taken together will constitute the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will 'promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality or enforceability of this Agreement.

      Section 3.2 HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

      Section 3.3 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement will create or confer upon any Person, other than the Parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities, except as expressly provided herein.

      Section 3.4 NOTICES. Unless otherwise provided herein, any notice, request, instruction, consent or other document required or permitted to be given pursuant to this Agreement will be in writing and delivered personally, by facsimile or by a nationally recognized overnight courier service to the address or location listed on Schedule II for each Party, or at such other address or location for a Party as will be specified in writing by that Party. Any notice, request, instruction, consent or other document delivered as provided herein will be deemed effectively given on the day after the dispatch of such notice.

      Section 3.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

      Section 3.6 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the Parties with respect to the matters contemplated hereby and supersedes and renders null and void all prior agreements and understandings, written and oral, between the Parties with respect to such matters. No Party will be liable or bound to the other Parties in any manner by any promises, conditions, representations, warranties or covenants except as specifically set forth herein.

      Section 3.7 AMENDMENT. Except as otherwise specifically provided for in this Agreement, no amendment, modification or alteration of the terms or provisions of this Agreement, including any schedules or exhibits, will be binding unless the same will be in writing and duly executed by the Party against whom such amendment, modification or alteration is sought to be enforced.

                          [SIGNATURES ON THE NEXT PAGE]

      IN WITNESS WHEREOF, each Party has executed and delivered, or has caused a duly authorized Person to execute and deliver, this Agreement to be effective as of the Closing Date.


MOORES:                             /S/ T.W. MOORE
                                    T.W. Moore

                                    /S/ BETTY MORE
                                    Betty Moore

                                    /S/ ROY J. MOORE
                                    Roy J. Moore

                                    /S/ THOMAS F. "FRED" MOORE
                                    Thomas F. "Fred" Moore

                                    /S/ CARL R. MOORE
                                    Carl R. Moore

SELLER:                             FWT ACQUISITION, INC.

                                    By:   /S/ JOHN C. BAKER
                                          John C. Baker
                                          Chairman of the Board and President

ESCROW AGENT:                       U.S. TRUST COMPANY OF TEXAS,  N.A.


                                    By:    ________________________
                                    Name:  ________________________
                                    Title: ________________________

                                   SCHEDULE I

                                Wire Instructions


SELLERS                                                  DISTRIBUTION PERCENTAGE

T.W. Moore                                                                25.25%
Wire Instructions:      Banc One
                        Dallas, Texas
                        ABA No. 111000614
                        Credit to the account of: T.W. Moore and Betty Moore
                        Account No.:  1180654491
Betty J. Moore                                                            25.25%
Wire Instructions:      Banc One
                        Dallas, Texas
                        ABA No. 111000614
                        Credit to the account of: T.W. Moore and Betty Moore
                        Account No.:  1180654491
Roy J. Moore                                                               16.5%
Wire Instructions:      Banc One
                        Arlington, Texas
                        ABA No. 111000614
                        Credit to the account of Roy J. Moore
                        Account No.: 1570666360

Carl R. Moore                                                              16.5%
Wire Instructions:      Bank of New York
                        ABA No. 021000018
                        Credit to: Paine Webber, Inc. RMA
                        Account No.: 8900114088
                        FFC: Carl Reagan Moore/Special Account
                        Account: FW-41012-10

Thomas F. Moore                                                            16.5%
Wire Instructions:      Bank of New York
                        ABA No. 021000018
                        Credit to: Paine Webber, Inc. RMA
                        Account No.: 8900114088
                        FFC: Fred Moore and Cheryl Moore
                        Account: FW-40100-10

                                  SCHEDULE III

                          TERMS OF LOAN TO THE COMPANY

                                   [Attached]


COMPANY

FWT,  Inc.
1901 East Loop 820 South
Fort Worth, Texas 76112-7899

MOORES

T.W. Moore
5901 Bay Club Drive
Arlington, TX 76013

Betty J. Moore:
5901 Bay Club Drive
Arlington, TX 76013

Roy J. Moore
3508 Orchid Court
Arlington. TX 76016

Carl R. Moore
4104 Flower Garden
Arlington, TX 76016

Thomas F. Moore
5820 Bay Club Drive
Arlington, TX 76013

SELLER

FWT  Acquisition, Inc.
540 Madison Avenue, 29th Floor
New York, NY 10022

ESCROW AGENT

U.S. Trust Company of Texas
2001 Ross Avenue
Suite 2700
Dallas, TX 75201-2936
Attn: Melissa Scott
214.754-1236

                                  LOAN TO FWT, INC

                                     TERM SHEET

(1)   Amount:                 $7,000,000

(2)   Lender;                 Brocko, Inc, a Texas corporation

(3)   Interest Rate:          8.0% per annum

(4)   Prepayment penalty:     None

(5)   Payments:               Principal and interest at maturity

(6)   Maturity Date:          180 days

(7)   Collateral:             First lien deed of trust on all real estate owned
                              by FWT, Inc. and first security interest in all personal assets of FWT, Inc.

(8)   Conditions to Loan:   (a)  Consent of Banker's Trust and trustee for
                                 the bondholders
                            (b)  Mortgagee title policy in the amount of the
                                 loan in favor of the lender reflecting that the lien of the deed of trust is a first and prior lien
                            (c)  FWT to pay all attorneys fees and the
                                 premium on the mortgagee policy of title insurance
                            (d)  Full release of funds in escrow account of U.S.
                                 Trust Company of Texas to T.W. Moore, Betty
                                 Moore, Roy Moore, Carl Moore and Fred Moore
                            (e)  Approval of terms of loan and of full
                                 release of all funds in the escrow account at U.S. Trust company of Texas to T.W.
                                 Moore, Betty Moore, Roy Moore, Carl Moore and Fred Moore by FWT Inc. FWT Acquisition,
                                 Inc., the trustee for the bondholders, BT
                                 Alex Brown, SBC Warburg Dillon Read, Inc.
                                 and Smith Barney, Inc.
                            (f)  Capital expenditures in excess of $100,000
                                 in the aggregate must be approved in advance in writing by Lender
                            (g)  Hazard insurance in the amount of the loan
                                 reflecting Lender as mortgagee
                            (h)  Lender must be satisfied as to amount and
                                 status of all claims against FWT, Inc.
                            (i)  Amount owned under contracts between FWT,
                                 Inc. and each of Roy Moore, Carl Moore and
                                 Fred Moore to be paid through Aril 1, 1999,
                                 (not to exceed $175,000) in consideration for services to be rendered.

(9)   Repayment of the loan not subject to offset or claims of recoupment.

(10) Right to accelerate maturity date if a financial restructuring of FWT, Inc. and an agreement with respect to releases has not been agreed to by the advisors to the bondholders committee, FWT, Inc. FWT Acquisition, Inc., Baker Communications Fund, L.P., BT Alex Brown, SBC Warburg Dillon Read, Inc. and Smith Barney, Inc. by May 14, 1999.

(11)  Expiration of Commitment: April 8, 1999 at 10:00 a.m.